Investor Presentation May 15, 2018

Forward-Looking Statements & Non-GAAP Measures May 15, 2018 FORWARD-LOOKING STATEMENTS This presentation contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including without limitation, statements about long-term economic fundamentals, lumber market dynamics, 2018 housing starts, North American lumber demand, Canadian softwood lumber production, decline of Canadian softwood lumber exports to U.S., 2018 countervailing and antidumping duties, and future company performance, the company’s business model, opportunities to significantly increase CAD via merger synergies and operational improvements, flexibility to grow and return capital to shareholders, high lumber prices in extended cycle, synergy opportunities in legacy Deltic harvest volumes, estimated 2018 Resource, Wood Products, Real Estate, Corporate and consolidated EBITDDA, interest expense, tax rate, capital expenditures, and CAD, estimated 2018 and future harvest volumes, lumber production, southern manufacturing capacity expansions, and real estate sales, projected average annual harvest, expectations that high lumber demand and new capacity will tighten southern pine sawtimber stumpage and narrow the gap from trend pricing, opportunities to increase legacy Deltic lumber production and lower per unit costs, opportunity to increase CAD by $50 million on an annual basis, ompetitive mills to benefit from improving housing market and operational synergies, target run rate of legacy Deltic mills, Deltic rural land sales providing upside to synergy targets, estimated E&P purge, lumber price volatility resulting from trade case regarding Canadian lumber imports, debt maturities, annual interest expense of $35 million, reduction of interest through refinancing of senior notes, real estate business potential and land development potential, capital structure, corporate expense, non-operating pension and retirement benefits, merger-related costs, inventory price adjustment in cost of goods sold, cash flow from operations, and similar matters. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in timberland values; changes in timber harvest levels on the company’s lands; changes in timber prices; changes in policy regarding governmental timber sales; changes in the United States and international economies; changes in U.S. job growth; changes in U.S. bank lending practices; changes in the level of domestic construction activity; changes in international tariffs, quotas and trade agreements involving wood products; changes in domestic and international demand for wood products; changes in production and production capacity in the forest products industry; competitive pricing pressures for the company’s products; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; changes in fuel and energy costs; changes in raw material and other costs; the ability to satisfy complex rules in order to remain qualified as a REIT; changes in tax laws that could reduce the benefits associated with REIT status; any of the anticipated benefits of the merger will not be realized or will not be realized within the expected time period; the risk that integration of Deltic’s operations with those of Potlatch will be materially delayed or will be more costly or difficult than expected; the possibility that integration may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the diversion of management time on integration related issues; the estimation of Deltic’s accumulated earnings and profits is preliminary and may change with further due diligence; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this presentation, and the company does not undertake to update any forward-looking statements. NON-GAAP MEASURES This presentation presents non-U.S. GAAP financial information. A reconciliation of those numbers to U.S. GAAP is included in this presentation which is available on the company’s website at www.PotlatchDeltic.com.

Why PotlatchDeltic

- Best play on housing recovery – highest leverage to lumber among Timber REITs
- Nearly 2 million acres of geographically diverse, high quality, productive timberlands
- Timberlands uniquely positioned to leverage favorable lumber market conditions through indexed northern log prices; being a net log buyer in the South provides a natural hedge
- Favorable long-term lumber market dynamics
- Maximizing value by land stratification - steady cash flows from attractive Real Estate sales
- Opportunity to significantly increase CAD via merger synergies and operational improvements
- Strong balance sheet provides capital flexibility to grow shareholder value

PotlatchDeltic Merger - Compelling Strategic and Financial Rationale

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Overview of PotlatchDeltic Assets May 15, 2018 Timberland Holdings Wood Products Manufacturing Top Ten US. Lumber Producer Legend: Nearly 2 Million Acres of Timberland Nothern Region 773,000 acres southern region 1,131,000 total 1,904,000 Lumber 1,170 mmbf plywood 160 mmsf 3/8” mdf 150 mmsf ¾” Potlatch timberland holdings deltic sawmills industrial plywood plant mdf plant

Resource – Segment Overview May 15, 2018 Northern Resource EBITDDA strength supported by significant portion of northern sawlog prices being indexed to lumber prices Legacy Deltic harvest volumes have been significantly below sustainable harvest levels = synergy opportunity Southern pine sawlog prices have not yet recovered due to increased forest productivity and deferred harvests in the region Combined 2017 harvest volumes of 5.6 million tons with 2/3 from Southern Region EBITDDA ($ millions) Historical and Projected Sustainable Harvest (3) 2012 2013 2014 2015 2016 2017 - 2021- 2025- 2030- 2024 2029 2064 POTLATCH AND DELTIC ACTUAL ANNUAL HARVEST PROJECTED AVERAGE ANNUAL HARVEST RANGE (4) Min Long-Term Potential 2065+ Definition and reconciliations to GAAP can be found in appendix Deltic in 2018E only included for 10 months Increase is due to Potlatch acquisition of 200,000 acres of timberlands in Alabama and Mississippi at the end of 2014 Does not include the effect of future acquisitions or dispositions 4.7 4.7 4.7 5.6 5.6 6.8 5.6 6.8 5.6 6.8 5.6 7.4 5.7 7.8 6.3 Millions of Tons 5.6 $160 $180 (2) Min Potlatch & Deltic EBITDDA History(1) Potlatch Northern Region Potlatch Southern Region Deltic 2014 2015 2016 2017 2018E $200 $180 $160 $140 $120 $100 $80 $ 60 $ 40 $20 $0 2018-2020 5.6 6.8 2021-2024 5.6 2025-2029 5.6 2030-2064 5.7 4.7 Long-Term Potential (2065+) 6.3 7.4 7.8 2012 4.7 2013 2014 2015 2016 2017

High Quality Productive Idaho Timberlands May 15, 2018 PotlatchDeltic Idaho timberlands are the most productive Northwest timberlands east of the Cascade mountains Timberlands support several major species including Hem-Fir and valuable Douglas Fir/Larch and Cedar Significant portion of softwood sawlog prices are indexed to lumber and benefits from strong market conditions Diverse customer base with 1/3 of sawlogs used internally at St. Maries plywood and lumber mills PotlatchDeltic Idaho Hem-Fir Sawlog vs. WWPA Inland Hem-Fir Lumber Index Strong EBITDDA Contribution from Idaho Timberlands. $ EBITDDA/Acre (2017) $175 $161 PotlatchDeltic Idaho Timberlands EBITDDA / Acre Comparable to Western Oregon and Washington Idaho sawlogs are sold on a Scribner Eastside log scale basis which is significantly different than the Westside log scale used in Western Oregon and Washington. In general the price conversion factor is approximately Westside = Eastside X 1.25, so $600/MBF Eastside = ~$750/MBF Westside. (1) WWPA Inland Hem-Fir Lumber Index ($/MBF) PCH Idaho Hem-Fir Sawlog ($/MBF Eastside Scale) Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16 Dec-16 Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 $600 $550 $500 $450 $400 $350 $300 $175 $161 Weyerhaeuser - Western OR/WA PotlatchDeltic - Idaho

High Quality Southern Timberlands Opportunity on Deltic Legacy Timberlands

- Deltic timberlands add high quality southern pine timber base
  - Deltic standing inventory is 58% high value pine sawlog
  - 77,000 acres of pine plantations over age 30 and 65,000 acres of mature natural pine forests; conversion to plantations increases productivity
- Southern timber market
  - ~ half of our sawlogs are used internally at PotlatchDeltic sawmills
  - Other end-users nearby



Southern Timberlands - Harvest Productivity
Tons per Acre (2017)
4.5
4.0
3.5
3.0
2.5
2.0
(1)
Rayonier
Weyerhaeuser
Potlatch
PotlatchDeltic

At 2018 combined harvest volumes, a $10 change in southern sawlog prices is ~$20 million in annual EBITDDA.

(1) PotlatchDeltic estimate based on optimized 2018-2019 harvest volumes

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Southern Pine Sawlogs - Growing Demand and Capacity Expansion May 15, 2018 Lumber Production, Billion Board Feet Pine Sawtimber Stumpage, $/ton (nominal) Trend Pricing Southern Pine Sawtimber Stumpage Price Source: USDA, WWPA, Timber Mart-South. Higher lumber demand and new capacity in our wood baskets expected to tighten southern pine sawtimber stumpage and narrow the “gap” from trend pricing over time. Stumpage prices remain well below trend Selected Capacity Expansions PotlatchDeltic estimates in thousands of tons Biewer – lumber conifex two rivers winston plywood caddo lumber highland pellet sun paper linerboard newton, ms el dorado, ar demopolis, al louisville, glenwood, pine bluff, arkadelphia built, in start-up running $50 mm to restart idled mill under construction announced plan to build 900 700 750 650 1,400 3,000 US South Softwood Lumber Production US South Pine Sawtimber Price 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 20 18 16 14 12 10 8 6 4 2 0 $45 $40 $35 $30 $25 $20 $15 $10 $5 $0

Wood Products - Segment Overview May 15, 2018 6 sawmills: greater than 1.1 billion board feet of lumber capacity Industrial grade plywood mill: 160 million square feet of specialty grade panel capacity, most of which are sold at a premium MDF plant: 150 million square feet of capacity, including higher margin thin/light density board Opportunities to increase legacy Deltic lumber production & lower per unit costs Potlatch & Deltic EBITDDA History (1) Deltic Lumber Volumes vs Target Run Rate Competitive mills will benefit from improving housing market and operational synergies. MMBF Synergy opportunity Definition and reconciliations to GAAP can be found in the appendix Deltic in 2018E only included for 10 months 375 (2) $150 $130 Min Max EBITDDA ($ millions) Potlatch Wood Products Deltic Wood Products 2014 2015 2016 2017 2018E $140 $120 $100 $80 $60 $40 $20 $0 Target Run Rate 400 350 300 250 200 real capacity product location opportunity lumber ola, ar waldo 180 mmbf 240 optimize recent capital projects q1 ’18 addition of continuous kiln

10 Lumber Capacity Utilization vs. Price Source: RBC Capital Markets from Random Lengths, RISI, and RBC Capital Markets estimates. Western SPF 2X4 #2 & Better Price (FOB mill) averaged $363/MBF in the first four months of 2017 compared to $523/MBF in 2018. Current Western SPF 2x4 #2 & Better Price (FOB mill) of $619/MBF based on May 11th, 2018 Random Lengths print. $/MBF REAL PRICE (2016 dollars) W. SPF 2x4 (US$) 2005 2018 Current(2) Lumber prices are correlated with industry capacity utilization, which is increasing. Western lumber prices are about 40%(1) higher than a year ago. 2003 May 15, 2018 $/mbf $600 $550 $500 $450 $400 $350 $300 $250 $200 $150 $100 2000 2002 2005 2008 2011 2014 2017 real price – 2016 W spf 2x4 (us$/mfbm)50 55 60 65 70 75 80 85 90 95 Na operating rate1997 1997 1996 5004 1999 1998 2003 2001 1995 2006 2017e 2016 2015 2014 2012 2013 2010 2009

Best Timber Play on Housing Recovery May 15, 2018 Direct Leverage to Lumber Prices Lumber manufacturing and indexed log prices in Idaho result in highest direct leverage to lumber prices. Sawlog harvest and sawmill consumption volumes provide natural hedge in U.S. South. 37% 22% 22% 59% direct leverage to lumber 0% 0% Based on EBITDDA for trailing twelve months ended December 31, 2017. Calculations based on the addition of actual Potlatch and Deltic 2017 results. Definition and reconciliations to GAAP can be found in appendix. PotlatchDeltic Other amount consists of EBITDDA from non-indexed log sales, plywood, MDF and real estate Source: public filings. (1) (1)(4) (1)(4) (1)(4) (3) Natural Hedge in U.S. South 2.1 million tons 2.4 million tons Southern Sawlog Harvest Southern Sawmills Log Usage PotlatchDeltic is a net buyer of sawlogs in the South Beneficial as southern sawlog prices remain well below trend levels This leads to high lumber margins in anticipated extended cycle $10/MBF change in lumber prices represents ~ $12 million annual EBITDDA (2) Lumber Mills PotlatchDeltic Weyerhaeuser CatchMark Rayonier Lumber Mills Sawlogs Indexed to Lumber Other 0% 20% 40% 60% 80% 100%

Land Stratification May 15, 2018 Premiere master plan community in Little Rock Luxury amenities, including two golf courses Residential lots sold to private / regional builders Commercial acreage: office / multifamily / retail $1,300 / acre $2,500 / acre 40,000 Potlatch acres TBD Deltic acres 100,000 Potlatch acres TBD Deltic acres Potlatch & Deltic EBITDDA History (1) Deltic rural land sales provide upside to synergy targets. Definitions and reconciliations to GAAP can be found in the appendix Historical average of last two years Deltic in 2018E only included for 10 months Land Stratification HBU Development Rural Real Estate Chenal Master-Plan Community $81,000/lot $250,000 / acre 2,780 residential lots 388 commercial acres Land Stratification Values Pipeline Recent Sales History Non-Strategic Timberland $700 / acre 55,000 Potlatch acres Chenal Valley Real Estate Development (3) $45 $35 Max Min (2) EBITDDA ($ millions) $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 2014 2015 2016 2017 2018E (3) Potlatch Real Estate Deltic Real Estate

Pro Forma 2017 CAD Bridge



+ $50 million in annual synergies & operational improvements
$136 M
~20%
~35%
~15%
~30%
$186 M
Combined 2017
Harvest Increase
Expand Lumber Production
REIT Tax Savings
SG&A Synergies
2017 with Run Rate Synergies

Asset	Description
Timberlands	^ Increase harvest levels on Deltic timberlands to sustainable levels ^ Convert natural stands comprised of high-value sawlogs to higher productivity plantations ^ Maximize efficiency of sawlog deliveries to sawmills
Sawmills	^ Increase sawmill capacity utilization and reduce per unit costs through optimizing recent capital projects ^ Low variable costs on incremental production ^ Disciplined capital expenditures
REIT Tax Savings	^ Convert Deltic timberland into tax-efficient REIT structure ^ Significant tax savings on Deltic harvest ramp up
SG&A Rationalization	^ Efficiently manage public company costs across larger asset base ^ Achieve efficiencies through integration of systems and resources

Significant Opportunity to PotlatchDeltic to Increase CAD +$50 million; run rate of $30 million achieved as of March 31, 2018

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Favorable Capital Structure May 15, 2018 New $380 million revolver $379 million available, Maturity: April 2023 Accordion: $420 million Deltic debt $100 million was refinanced Assumed remaining $129 million Post merger interest run rate $35 million per year Reduce interest ~$4 million by refinancing $150 million of 7.5% debt at Nov. 2019 maturity DEBT MATURITIES Market capitalization based on closing stock price of $48.05 on May 9, 2018 Definition can be found in the appendix; amount is estimated using 2018 outlook EBITDDA on slide 23. Weighted average cost of debt excludes amortization of deferred issuance costs and credit facility fees PotlatchDeltic Unaudited, $ in millions 3/31/2018 Market capitalization(1) Net debt (2) Enterprise value EBITDDA leverage(2) 2.7x Weighted average cost of debt after tax(3) 4.1% $0 $50 $100 $150 $200 $- $190 $46 $40 $43 $40 $176 $100 $28 $29 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 3,017 681 3,698 18% 2.7x 4.1%

Growing Dividend May 15, 2018 Dividends ($ Per Share) (1) 29% dividend growth since 2012 Current dividend yield 3.3% (3) Pro forma dividend run rate is $101 million per year at $1.60 per share Earnings & profits purge estimated at $250 million Q4 2018 – 20% cash and remainder as pro rata stock distribution Current annualized dividends per share do not include impact from stock portion of earnings & profits purge The dividend increased 13% Q4 2013, 7% Q4 2014, and 7% Q4 2017 Based on the closing stock price of $48.05 per share on May 9, 2018 (2) (2) (2) $1.80 $1.70 $1.60 $1.40 $1.30 $1.20 $1.10 $1.00 $1.24 $1.28(2) $1.43(2) $1.50 $1.53(2) $1.60 2012 2013 2014 2015 2016 2017 Current Annualized

Summary

- High quality, well managed portfolio of assets
- Merger creates significant opportunity through synergies and operational efficiencies to increase Cash Available for Distribution
- Earnings & profits purge for Deltic REIT conversion
- Long-term industry fundamentals are favorable
- A strong balance sheet allows PotlatchDeltic to return capital to stockholders and pursue additional growth opportunities
- Strong cash flows result in significant CAD cushion vs historical payout ratio

PotlatchDeltic 2018 Outlook (1)(2)(3)

Resource:
Harvest: 5.5 – 5.9 million tons
EBITDDA: $160 - $180 million

Wood Products:
Lumber: ~1.0 BBF
EBITDDA: $130 - $150 million

Real Estate:
Chenal lot sales: 155 - 160 lots
Rural land sales: 20,000 – 25,000 acres
EBITDDA: $35 - $45 million

Corporate:
EBITDDA: ($ 40) – ($45) million

Consolidated:
Tax Rate: ~20%
EBITDDA: $280 - $335 million
Capital Expenditures: $55 - $60 million
CAD: $165 - $215 million

(1) Definition and reconciliations to GAAP can be found in appendix.
(2) Amounts include Deltic for 10 months and only a portion of the synergies and operational improvements. The full run rate of synergies and operational improvements is expected to be achieved in 2019.
(3) Excludes merger costs

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Appendix PotlatchDeltic (NASDAQ: PCH) www.PotlatchDeltic.com

Single Family Housing - Favorable Fundamentals May 15, 2018 Multifamily has led the recovery – significant supply pending in first half 2018 Single family starts remain well below historical averages Beginning to see shift away from multifamily rental by Millennials Low existing home inventory Lot supply remains a key constraint Expect U.S. housing starts to be approximately 1.3 million in 2018 Actual (1) Average Starts Since 1970: 1.5 million Source: U.S. Census Bureau. Forecast based on average of 8 different economic forecasting firms Raymond James research, U.S. Census Bureau (Housing Vacancy Survey, American Community Survey, American FactFinder) U.S. Housing Starts (Thousands) U.S. Household Formation: Owners vs Renters (3) Forecast (2) Shift to single-family accelerated in 2017 U.S. Household Formation Composition (Thousands) (3) 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017E 2,500 2,000 1,500 1,000 500 0 00 02 04 06 08 10 12 14 16 18f 1,200 800 600 400 200 – (200) (400) (600) (800) Owner- Multifamily Single-Family Occupied Renters Renters

Housing Recovery and US - Canada Trade Support U.S. Lumber Demand Growth May 15, 2018 Actual Forecast ≈10 billion board feet Canada Softwood Lumber Production Canadian supply has declined almost 10 billion board feet due to mountain pine beetle and a reduction in allowable cut Canadian softwood lumber exports to the U.S. continue to decline CVD/AD on Canadian lumber adds to market volatility U.S. lumber demand is expected to continue to grow with increased housing demand BBF BBF Forecast Source: Wood Markets Outlook 2017 Source: FEA North American Lumber Demand 0 5 10 15 20 25 30 35 40 50 60 70 80 90 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018F 2020F

Canadian Lumber Import Trade Case May 15, 2018 The preliminary combined duty on lumber imports from Canada was 27% The final finding of injury occurred in December and the final combined rate of 20% went into effect December 28th Canada has filed a complaint against the U.S. with the World Trade Organization Source: public information and ERA Forest Products Research Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Countervailing 20% 20% 20% 20% 14% 14% 14% 14% 14% 14% 14% 14% 14% 14% 14% 14% Anti-dumping 7% 7% 7% 7% 7% 7% 6% 6% 6% 6% 6% 6% 6% 6% 6% 6% 6% 6% Total 0% 0% 0% 0% 20% 20% 27% 27% 7% 7% 7% 7% 20% 20% 20% 20% 20% 20% 20% 20% 20% 20% 20% 20%

EBITDDA & Segment EBITDDA Reconciliation - Potlatch ($ in millions)

	Fiscal Year	2014	2015	2016	2017
RESOURCE	Northern Resource operating income	$65	$59	$65	$94
	Depreciation, depletion and amortization	15	15	10	8
	Northern Resource EBITDDA	$80	$74	$75	$102
	Southern Resource operating income	$20	$17	$17	$12
	Depreciation, depletion and amortization	3	14	14	13
	Southern Resource EBITDDA	$23	$31	$31	$25
	Resource Segment Adjusted EBITDDA	**$103**	**$105**	**$106**	**$127**
WOOD PRODUCTS	Operating income (loss) (1)	$53	($5)	$25	$72
	Depreciation and non-cash impairments & eliminations	6	8	7	7
	Wood Products Segment Adjusted EBITDDA	**$59**	**$3**	**$32**	**$79**
REAL ESTATE	Operating income (2)	$27	$17	$19	$19
	Basis of real estate sold and depreciation	9	7	9	7
	Real Estate Segment Adjusted EBITDDA	**$36**	**$24**	**$27**	**$26**
CORPORATE	Corporate expense (3)	($32)	($32)	($37)	($40)
	Depreciation and eliminations (4)	1	3	(3)	(3)
	Consolidated Adjusted EBITDDA	**$167**	**$103**	**$125**	**$189**

(1) Excludes 2017 lumber price swap adjusted to exclude the change in unrealized (gain) loss and include cash settlements during the period
(2) Excludes the Q2 2016 central Idaho timberland sale
(3) Corporate expense excludes $5 million of environmental remediation charges and $3 million of merger costs of in 2017
(4) Eliminations are primarily related to intersegment purchases of logs

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EBITDDA & Segment EBITDDA Reconciliation - Deltic ($ in millions) Fiscal Year 2014 2015 2016 2017 WOODLANDS Operating income $19 $20 $18 $25 Depreciation, depletion and amortization 6 7 8 10 Woodlands Segment Adjusted EBITDDA $25 $27 $26 $35 MANUFACTURING Operating income (loss) $31 $8 $19 $17 Depreciation and non-cash impairments & eliminations 12 13 14 17 Manufacturing Segment Adjusted EBITDDA $43 $21 $33 $34 REAL ESTATE Operating income $1 $- $8 $7 Basis of real estate sold and depreciation 5 5 7 10 Real Estate Segment Adjusted EBITDDA $6 $5 $15 $17 CORPORATE Corporate expense (1) ($17) ($17) ($19) ($22) Depreciation and eliminations - - - - Consolidated Adjusted EBITDDA $57 $36 $51 $53 (1) Corporate EBITDDA excludes $4 million of costs related to the CEO retirement in 2016 and $11 million of merger costs in 2017 May 15, 2018

2018 Outlook   2018 Projected Guidance Range Lower Upper RESOURCE   Resource Segment Adjusted EBITDDA $160 $180 WOOD PRODUCTS   Wood Products Segment Adjusted EBITDDA $130 $150 REAL ESTATE   Real Estate Segment Adjusted EBITDDA $35 $45 CORPORATE Corporate expense ($77) ($70) Non-operating pension and other postretirement benefits 8 8 Deltic merger-related costs 22 20 Inventory purchase price adjustment in cost of goods sold 2 2 Corporate Adjusted EBITDDA(1) ($45) ($40)   Total Consolidated Adjusted EBITDDA(1) $280 $335 CASH FLOW FROM OPERATIONS Cash flow from operations(1) $225 $270 CAPITAL EXPENDITURES Capital expenditures (60) (55) Cash Available for Distribution(1) $165 $215 Non-GAAP measure. See page 22 for definition. (1) Excludes Deltic merger-related costs of $22 - 20 million and acquisition costs included in costs of goods sold of $2 million. May 15, 2018

Definitions Adjusted EBITDDA is a non-GAAP measure and is calculated as net income (loss) adjusted for interest expense, provision (benefit) for income taxes, depletion, depreciation and amortization, basis of real estate sold, non-operating pension and other post-retirement benefit costs, gains and losses on disposition of fixed assets, acquisition costs included in cost of goods sold, environmental charges, Deltic merger-related costs, non-cash impairments and other special items. EBITDDA Leverage is a non-GAAP measure and is calculated as net debt divided by Adjusted EBITDDA. Cash Available for Distribution (CAD) is a non-GAAP measure and is calculated as cash from operations adjusted for cash-basis Deltic merger-related costs and other special items, minus capital expenditures and timberland acquisitions. Net debt to enterprise value is a non-GAAP measure and is calculated as net debt divided by enterprise value. Net debt is calculated as long-term debt, less cash and cash equivalents. May 15, 2018

PotlatchDeltic (NASDAQ: PCH) www.PotlatchDeltic.com Jerry Richards Vice President & Chief Financial Officer 509-835-1521